                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                             MTR GAMING GROUP, INC.
                                 STATE ROUTE 2
                          CHESTER, WEST VIRGINIA 26034

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of MTR Gaming Group, Inc. to be held on August 23, 2000, at 9:00 a.m. local time, at the Company's corporate headquarters at the Mountaineer Racetrack & Gaming Resort, State Route 2, Chester, West Virginia 26034.

    The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. There will also be a brief report on the current status of our business.

    Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your proxy ballot, and return it in the envelope provided.

    On behalf of the Officers and Directors of MTR Gaming Group, Inc., I thank you for your interest in the Company and hope that you will be able to attend our Annual Meeting.

                                          For the Board of Directors,

                                          EDSON R. ARNEAULT
                                          Chairman of the Board of
                                          Directors and President

July 24, 2000

                             MTR GAMING GROUP, INC.
                                 STATE ROUTE 2
                          CHESTER, WEST VIRGINIA 26034

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MTR Gaming Group, Inc. will be held on August 23, 2000 at 9:00 a.m. local time, at the Company's corporate headquarters at the Mountaineer Racetrack & Gaming Resort, State Route 2, Chester, West Virginia 26034 for the following purposes:

    1. To elect five persons to serve as directors of the Corporation until the next annual meeting of stockholders;

    2.  To ratify the adoption of the Corporation's 2000 Stock Incentive Plan;

    3. To ratify the selection of BDO Seidman, LLP as the Corporation's accountants and independent auditors; and

    4.  To transact such other business as may properly come before the meeting.

    Stockholders entitled to notice and to vote at the meeting will be determined as of the close of business on July 20, 2000, the record date fixed by the Board of Directors for such purposes.

                                          By order of the Board of Directors,
                                          Rose Mary Williams, SECRETARY

July 24, 2000

PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF MAILED IN THE UNITED STATES, NO POSTAGE IS REQUIRED.

                             MTR GAMING GROUP, INC.
                                 STATE ROUTE 2
                          CHESTER, WEST VIRGINIA 26034

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

    THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF MTR GAMING GROUP, INC. (THE "COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 23, 2000.

    A copy of the Company's report with financial statements for the year ended December 31, 1999 is enclosed. This proxy statement and form of proxy were first sent to stockholders on or about the date stated on the accompanying Notice of Annual Meeting of Stockholders.

    Only stockholders of record as of the close of business on July 20, 2000 will be entitled to notice of and to vote at the meeting and any postponement or adjournments thereof. As of that date, 21,953,501 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Secretary of the Company or by submission of another proxy bearing a later date. In addition, stockholders attending the meeting may revoke their proxies at any time before they are exercised.

    If no contrary instructions are indicated, all properly executed proxies returned in time to be cast at the meeting will be voted FOR: (i) the election of the directors nominated herein, (ii) the ratification of the adoption of the Company's 2000 Stock Incentive Plan, and (iii) the ratification of the selection of the auditors. Members of the Company's management intend to vote their shares in favor of each of the proposals. A quorum for the meeting requires the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, but in no event less than 33 and 1/3 percent of the outstanding shares of the Company's voting stock. The election of directors requires a plurality of the votes cast at the meeting. The ratification of the adoption of the Company's 2000 Stock Incentive Plan and the confirmation of the auditors require the affirmative vote of a majority of the shares present at the meeting.

    Stockholders will vote at the meeting by ballot and votes cast at the meeting in person or by proxy will be tallied by the Company's transfer agent. Shares held by stockholders present in person at the meeting who do not vote and Ballots marked "abstain" or "withheld" will be counted as present at the meeting for quorum purposes, but will not be counted as part of the vote necessary to approve the proposals for the election of directors or the confirmation of the auditors.

    The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration. The cost of soliciting proxies will be borne by the Company. In addition, the Company may also retain a proxy solicitation firm to solicit proxies, in which case, the Company will pay the solicitation firm's fees. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation material.

    The Company knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will use their own judgment in voting shares represented by proxies.

                             ELECTION OF DIRECTORS

    The directors of the Company are elected annually and hold office until the next annual meeting and until their successors have been elected and have qualified. The Company's Board of Directors (the "Board") has fixed the number of Directors at seven. However, the Board has nominated five candidates for service, each of whom serves for a term of one year, or until their successors are elected and qualify. PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN THE NUMBER OF NOMINEES NAMED.

    Any stockholder submitting a proxy has the right to withhold authority to vote for an individual nominee to the Board by writing that nominee's name in the space provided on the proxy. Shares represented by all proxies received by the Company and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all of the nominees named below. The Company knows of no reason why any nominee would be unable to serve, but if such should be the case, proxies will be voted for the election of some other person.

NOMINEES FOR DIRECTORS

    The Board has nominated the following persons to serve as the Company's directors, and all proxies not marked otherwise will be voted for the nominees for a term expiring at the Annual Meeting in 2001:

    EDSON R. ARNEAULT has been a director of the Company since January 1992 and has served as the Company's President and Chief Executive Officer since
April 26, 1995. He also serves as Chairman of the Company's Audit Committee. He is also an officer and director of the Company's subsidiaries, Mountaineer
Park, Inc., Golden Palace Casinos, Inc., ExCal Energy Corp., Speakeasy Gaming of Reno Inc. ("Speakeasy Reno") and Speakeasy Gaming of Las Vegas, Inc. ("Speakeasy Las Vegas"). Mr. Arneault is also a principal in numerous ventures directly or indirectly engaged in the development, production and transportation of oil and gas. Since becoming the President of the Company and Mountaineer Park, however, Mr. Arneault has devoted virtually all his time and attention to the business of the Company. Mr. Arneault is a certified public accountant, and has served as a tax partner with Seidman and Seidman (now "BDO Seidman LLP"), a public accounting firm, in Grand Rapids, Michigan, from 1977 to 1980. Mr. Arneault was employed as a certified public account by Arthur Andersen in the tax department of its Cleveland office from 1972 to 1976. Mr. Arneault is a member of the Independent Producers Association of America, the Ohio Oil and Gas Association, the Michigan Oil and Gas Association and the Michigan Association of Certified Public Accountants. Mr. Arneault received his Bachelor of Science in Business Administration from Bowling Green University in 1969, his Master of Arts from Wayne State University in 1971, and his Masters in Business Administration from Cleveland State University in 1978. Mr. Arneault also serves as a member of the Hospitality and Tourism Management Board of Visitors of Robert Morris College in Pittsburgh, Pennsylvania.

    ROBERT L. RUBEN has been a director of the Company since September 1995 and a Vice President since February 1999. He also serves as Assistant Secretary of the Company, is Chairman of the Company's Compensation Committee, and serves as a Director and Assistant Secretary of Mountaineer Park. He is a partner in Ruben & Aronson, LLP, a Washington, D.C. law firm. Previously, Mr. Ruben was a principal in Freer, McGarry, Bodansky & Rubin, P.C., a Washington, D.C. law firm, where he practiced from 1991 until 1997. From 1986 to 1988, Mr. Ruben was associated with the firm of Bishop, Cook, Purcell & Reynolds, which later merged with Winston & Strawn, and from 1989 to 1991, Mr. Ruben was associated with the firm of Wickens, Koches & Brooks. Mr. Ruben practices principally in the areas of commercial litigation and securities regulation. Mr. Ruben received his Bachelor of Arts from the University of Virginia in 1983 and his Juris Doctor from the Dickinson School of Law of Penn State University in 1986. He is a member of the bars of the District of Columbia and the Commonwealth of Pennsylvania (inactive). Ruben & Aronson, LLP currently serves as counsel to the Company, and Mr. Ruben has represented Mr. Arneault and various of his affiliates since 1987.

    ROBERT A. BLATT has been a director of the Company since September 1995 and a Vice President since February 1999. Mr. Blatt is also a Director and Assistant Secretary of Mountaineer Park, Chairman of the Company's Finance Committee and a member of the Company's Compensation Committee. Mr. Blatt is the Chief Executive Officer and managing member of New England National, L.L.C. and a member of the board of directors and chairman of the audit committee of AFP Imaging Corporation. Since 1979 he has been chairman and majority owner of CRC
Group, Inc., and related entities, a developer, owner, and operator of shopping centers and other commercial properties, and since 1985, a member (seat owner) of the New York Stock Exchange, Inc. From 1959 through 1991, Mr. Blatt served as director, officer or principal of numerous public and private enterprises.
Mr. Blatt received his Bachelor of Science in Finance from the University of Southern California in 1962 and his Juris Doctor from the University of California at Los Angeles in 1965. He is a member of the State Bar of California.

    JAMES V. STANTON has been a director of the Company since February, 1998 and serves on the Company's Audit Committee and as Chairman of the Company's Compliance Committee. Mr. Stanton has his own law and lobbying firm, Stanton & Associates, in Washington, D.C. From 1971-1978, Mr. Stanton represented the 20th Congressional District of Ohio in the United States House of Representatives. While in Congress Mr. Stanton served on the Select Committee on Intelligence, the Government Operations Committee, and the Public Works and Transportation Committee. Mr. Stanton has held a wide variety of public service positions, including service as the youngest City Council President in the history of Cleveland, Ohio and membership on the Board of Regents of the Catholic University of America in Washington, D.C. Mr. Stanton is also former Executive Vice President of Delaware North, a privately held international company which, during Mr. Stanton's tenure, had annual sales of over $1 billion and became the leading parimutuel wagering company in the United States, with worldwide operations including horse racing, harness racing, dog racing, and Jai-Lai. Delaware North also owned the Boston Garden and the Boston Bruins hockey team. From 1985-1994, Mr. Stanton was a principal and co-founder of Western Entertainment Corporation, which pioneered one of the first Native American Gaming operations in the United States, a 90,000 square foot bingo and casino gaming operation located on the San Manuel Indian Reservation in California, which generated annual revenues in excess of $50 million. Mr. Stanton also serves on the boards of CCA Companies Incorporated, and Saf T Lok Incorporated.

    WILLIAM D. FUGAZY, JR. has been a director of the Company since February, 1998 and serves on the Company's Audit Committee. He is presently Chairman of Camelot Ventures, Inc., which is a financial advisory firm based in New York City, and is Chief Executive Officer of Summit Aviation Corporation, which is an executive aviation services firm based at Republic Airport in East Farmingdale, New York. Mr. Fugazy is a former Regional President of Koll Real Estate Service, a company which provided real estate services throughout the United States and internationally. Koll was one of the largest real estate services companies in the world and in August, 1997, merged with CB Commercial Real Estate
Group, Inc. Prior to joining Koll, Mr. Fugazy was President of Tishman Management and Leasing Services Corporation, also a national real estate service company, which was sold to Koll in 1992. Prior to joining Tishman, Mr. Fugazy was Senior Vice President of Muller and Company, a national investment banking and securities brokerage operation. Mr. Fugazy is also a partner and officer of the Beacon Hotel and Resort Corporation, a hotel management company with offices in New York, Los Angeles, California and Miami Beach, Florida. Mr. Fugazy holds a B.S. Degree from Fordham University in New York.

    The Board held four regular meetings and three special meetings during the fiscal year ended December 31, 1999. All directors attended at least 75% of the total number of meetings of the Board. The Board does not have a standing nominating committee. Mr. Ruben and Mr. Blatt make up the Board's Compensation Committee. Mr. Blatt is the sole member of the Board's Finance Committee. Messrs. Arneault, Stanton, and Fugazy make up the Board's Audit Committee. In June of 2000, the Board of Directors established a formal Charter for the Audit Committee. A copy of the Charter is attached hereto as Exhibit A. The Compensation Committee makes recommendations with respect to salaries, bonuses, restricted stock, and deferred compensation for the Company's executive officers as well as the policies underlying the methods by which the Company compensates its executives. During the fiscal year ended December 31, 1999, the Compensation Committee held two meetings. As a matter of policy, and to assure compliance with Rule 16b-3(d)(1) of the Securities Exchange Act of 1934, the decisions of the Compensation Committee are subject to ratification by a majority of the Board. The Finance Committee monitors the Company's relationships with its lenders and investment bankers and negotiates on behalf of the Company with respect to proposed financing arrangements. The Audit Committee reviews the financial statements of the Company, selects the Company's accountants and independent auditors, monitors accounting and related procedures of the Company and performs other functions generally conducted by Audit Committees of reporting companies of similar size. During the fiscal year ended December 31, 1999, the Audit Committee held three meetings.

EXECUTIVE OFFICERS; OFFICERS

    The following persons serve as the officers indicated:

                                                                                          PRINCIPAL
                                                                                          OCCUPATION
NAME AND ADDRESS                                              POSITION                   LAST 5 YEARS
----------------                                              --------                   ------------
EDSON R. ARNEAULT*...............................      Director,                   President of the Company
  MTR Gaming Group, Inc.                               President, Chief            and its subsidiaries
  State Route 2 South                                  Executive Officer,
  P.O. Box 356                                         and Treasurer
  Chester, WV 26034

ROBERT L. RUBEN**................................      Director, Vice              Law
  3299 K Street, N.W.                                  President,
  Suite 403                                            Assistant Secretary
  Washington, D.C. 20007

ROBERT A. BLATT**................................      Director, Vice              Commercial Development
  1890 Palmer Avenue                                   President
  Suite 303                                            Assistant Secretary
  Larchmont, NY 10538

MARY JO NEEDHAM***...............................      Chief Financial             accounting
  MTR Gaming Group, Inc.                               Officer
  State Route 2 South
  Chester WV 26034

ROSE MARY WILLIAMS****...........................      Secretary                   Horse Racing Management
  MTR Gaming Group, Inc.
  State Route 2 South
  Chester, WV 26034

------------------------

  * Also an officer and director of Mountaineer Park, Inc., Speakeasy Gaming of Las Vegas, Inc., Speakeasy Gaming of Reno, Inc., ExCal Energy Corporation, and Golden Palace Casinos, Inc., the Company's subsidiaries.

 ** Also a director and assistant secretary of Mountaineer Park, Inc.

*** Also the Chief Financial Officer of Mountaineer Park, Inc.

**** Also a director and secretary of Mountaineer Park, Inc.

                     STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth, as of July 20, 2000, the ownership of the presently issued and outstanding shares of the Company's Common Stock by persons owning more than 5% of such stock, and the ownership of such stock by the Company's officers, directors and key employees, individually and as a group. As of July 20, 2000, there were 21,953,501 shares of common stock outstanding. All such shares were owned both beneficially and of record, except as otherwise noted.

                                                           AMOUNT AND NATURE OF
NAME AND ADDRESS                                           BENEFICIAL OWNERSHIP   PERCENTAGE OF CLASS
----------------                                           --------------------   -------------------
Edson R. Arneault(1).....................................       4,064,317                  16.29%
  MTR Gaming Group, Inc.
  State Route 2 South
  P.O. Box 356
  Chester, WV 26034
Robert L. Ruben(2).......................................         691,228                   2.77%
  Ruben & Aronson, LLP
  3299 K Street, N.W.
  Suite 403
  Washington, DC 20007
Robert A. Blatt(3).......................................       1,064,084                   4.27%
  The CRC Group
  Larchmont Plaza
  1890 Palmer Avenue,
  Suite 303
  Larchmont, NY 10538
James V. Stanton(4)......................................          61,900            Less than 1%
  Stanton & Associates
  1747 Pennsylvania Avenue, N.W.,
  Suite 1050
  Washington, D.C. 20006
William D. Fugazy, Jr.(4)................................          72,500            Less than 1%
  140 East 45th Street, Suite 4000
  New York, New York 10017
Mary Jo Needham(5).......................................          40,340            Less than 1%
  MTR Gaming Group, Inc.
  State Route 2 South
  P.O. Box 356
  Chester, WV 26034
Rose Mary Williams(6)....................................          55,000            Less than 1%
  MTR Gaming Group, Inc.
  State Route 2
  Chester, West Virginia 26034
Madeleine LLC(7).........................................       2,170,241                   9.89%
  450 Park Avenue
  New York, NY 10022
Total Officers and Directors as a Group (7 persons)(8)...       6,049,369                  24.25%

------------------------

(1) Includes 2,414,317 shares and options to acquire beneficial ownership of 1,650,000 shares within 60 days held by Mr. Arneault or his affiliates. Also includes 10,000 shares held in the name of Mr. Arneault's minor son, but does not include 10,000 shares held in the name of Mr. Arneault's adult daughter. Does not include options to purchase 300,000 shares granted to Mr. Arneault in March of 2000 under the Company's 2000 Stock Incentive Plan (the "2000 Plan") which was approved by the

    Company's Board of Directors in March of 2000. The 2000 Plan and all options granted under that plan are subject to shareholder approval of the 2000 Plan.

(2) Includes 116,228 shares and options to acquire beneficial ownership of 575,000 shares within 60 days held by Mr. Ruben. Does not include options to purchase 150,000 shares granted to Mr. Ruben in March of 2000 under the 2000 Plan.

(3) Includes 489,084 shares and options to acquire beneficial ownership of 575,000 shares exercisable within 60 days held by Mr. Blatt. Does not include options to purchase 150,000 shares granted to Mr. Blatt in March of 2000 under the 2000 Plan.

(4) Includes 11,900 shares and options to acquire beneficial ownership of 50,000 shares exercisable within 60 days held by Mr. Stanton. Includes 14,000 shares and options to acquire beneficial ownership of 50,000 shares exercisable within 60 days held by Mr. Fugazy. For each year of service on the Company's Board of Directors, Mr. Stanton and Mr. Fugazy will each receive options to purchase 25,000 shares of common stock of the Company. Such options will be exercisable for a term of five years from the date of grant. Any options that have not vested at the end of each calendar year will be deemed cancelled.

(5) Includes 340 shares and options to acquire beneficial ownership of 40,000 shares within 60 days held by Ms. Needham. Does not include options to purchase 20,000 shares granted to Ms. Needham in March of 2000 under the 2000 Plan.

(6) Includes no shares and options to acquire beneficial ownership of 55,000 shares within 60 days held by Ms. Williams. Does not include options to purchase 30,000 shares granted to Ms. Williams in March of 2000 under the 2000 Plan.

(7) Includes 486,821 shares and options to acquire beneficial ownership of 1,683,420 shares within 60 days held by Madeleine LLC; provided, however, that pursuant to an agreement with the Company, Madeleine LLC may not exercise its warrant to the extent such exercise would result in its ownership of 5% or more of the then issued and outstanding shares of common stock of the Company without the prior approval of the West Virginia State Lottery Commission.

(8) Includes Messrs. Arneault, Blatt, Ruben, Stanton and Fugazy and
    Ms. Williams.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under the provisions of Section 16(a) of the Securities Exchange Act of 1934, the Company's officers, directors and 10% beneficial stockholders are required to file with the SEC reports of their transactions in the Company's securities. Based solely on a review of the Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that all forms were filed timely by the Company's officers, directors and 10% beneficial stockholders.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM COMPENSATION
                                                                                  -----------------------------------------------
                                                                                           AWARDS            PAYOUTS
                                                       ANNUAL                     ------------------------   --------
                                                    COMPENSATION        OTHER
                                                 -------------------    ANNUAL     RESTRICTED     OPTIONS      LTIP     ALL OTHER
                                                  SALARY     BONUS      COMP.     STOCK AWARDS     SARS      PAYOUTS      COMP.
NAME                                    YEAR       ($)       ($)(1)     ($)(2)        ($)         (#)(3)       ($)       ($)(5)
----                                  --------   --------   --------   --------   ------------   ---------   --------   ---------
Edson R. Arneault(4)................    1999     447,461    100,000     35,164         --          500,000      --       21,142
Chairman, President and                 1998     384,525     92,750     38,028         --        1,000,000      --           --
Chief Executive Officer of              1997     300,643     67,500      5,523         --          150,000      --           --
MTR Gaming Group, Inc.

Bruce E. Dewing(4)..................    1999     178,461         --      6,120         --           50,000      --           --
Vice President and Chief                1998     128,846         --      3,060         --               --      --           --
Operating Officer of
  Speakeasy Las Vegas and
  Speakeasy Reno

Robert A. Blatt, Vice
  President(4)......................    1999     132,328         --                                150,000      --        3,115

------------------------------

(1) Mr. Arneault's bonus paid in 1998 includes $52,000 earned by Mr. Arneault in 1997.

(2) As to Mr. Arneault for 1999 includes $33,864 toward performance bonus and an estimated pension plan contribution of $1,300; for 1998 includes $36,922 vacation pay and $1,106 pension plan contribution. As to Mr. Dewing, consists of car allowance.

(3) All grants in 1999 consisted of non-qualified stock options for a term of five years. The options are fully vested and have an exercise price of $2.00 per share.

(4) See "Employment Agreements" below. Mr. Dewing commenced employment with the Company in 1998; Mr. Blatt commenced employment with the Company in 1999, having previously acted as a consultant.

(5) Consists of premiums for life insurance pursuant to a qualified plan in accordance with Section 419 of the Internal Revenue Code.

OPTION GRANTS IN 1999

    The following table contains information concerning the grant of stock options during fiscal year 1999 to the Company's executive officers named in the Summary Compensation Table.

                                                                                                   POTENTIAL
                                                                                              REALIZABLE VALUE AT
                                                                                                ASSUMED ANNUAL
                                                                                                RATES OF STOCK
                                                                                              PRICE APPRECIATION
                       NUMBER OF SECURITIES     % OF TOTAL                                    FOR OPTION TERM(1)
                        UNDERLYING OPTIONS    OPTIONS GRANTED                    EXPIRATION   -------------------
NAME                      GRANTED(#)(1)       IN FISCAL YEAR    EXERCISE PRICE      DATE         5%        10%
----                   --------------------   ---------------   --------------   ----------   --------   --------
Edson R. Arneault....        500,000               42.0%             $2.00       Feb. 2004    276,282    610,510
Bruce Dewing.........         50,000                4.2%              2.00       Feb. 2004     27,628     61,051
Robert A. Blatt......        150,000               13.2%              2.00       Feb. 2004     82,884    183,153

------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, "Potential Realizable Value" has been calculated assuming an aggregate five year appreciation of the fair market value of the Company's common stock on the date of the grant at annual compounded rates of 5% and 10%, respectively. These amounts represent hypothetical gains that could be achieved. Actual gains, if any, on the exercise of stock options will depend on the future performance of the Company's stock and the date on which the options are exercised. Moreover, the gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

    The following table sets forth information regarding the number and value of options held by each of the Company's executive officers named in the Summary Compensation Table as of December 31, 1999.

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                       OPTIONS AT FISCAL YEAR END          YEAR END($)(1)
                       SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                   ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ---------------   -----------   -----------   -------------   -----------   -------------
Edson R. Arneault....      141,334         269,771      1,950,000           --       $2,268,250          --
Robert A. Blatt......           --              --        475,000           --          714,812          --
Bruce E. Dewing......           --              --         50,000           --           53,125          --

------------------------

(1) Based on the market price of the Company's Common Stock of $3.0625 on December 31, 1999, as reported by Nasdaq.

EMPLOYMENT AGREEMENTS

    In February of 1999, the Company entered into an employment agreement with its President and CEO, Edson R. Arneault. The agreement is for a term of five
(5) years, calls for an annual base salary of $450,000 (subject to automatic annual cost of living increases of 5%), semi-annual cash bonuses of $50,000, and a performance bonus for each year equal to 1% of the gross operating revenue increase over 1998 operating revenue (provided, however, that EBITDA, as defined, for such year exceeds 1998 EBITDA). The employment agreement also entitles Mr. Arneault to participate in the Company's various benefit plans for health insurance, life insurance and the like. The employment agreement likewise permits Mr. Arneault to lease at the Company's expense, or have the Company lease, reasonable living quarters for use by Mr. Arneault and other executives of the Company in the State of Nevada and in any other state or jurisdiction in which the Company is pursuing substantial business opportunities such that Mr. Arneault is required, as a practical matter, to spend a substantial portion of his time in such jurisdiction.

    In the event Mr. Arneault's employment is terminated by him for good reason, as defined, or by the Company other than for cause or a permanent and total disability, he will be entitled to the compensation otherwise payable to him under the employment agreement. In the event Mr. Arneault's employment is terminated in connection with a change in control of the Company, Mr. Arneault would be entitled to a cash severance payment equal to three times his annual base salary and payment by the Company of the next five annual premium payments for the insurance policy called for by the deferred compensation plan described below.

    In January of 1999, the Company entered into a deferred compensation agreement with Mr. Arneault. Pursuant to the agreement, the Company has purchased a life insurance policy on Mr. Arneault's life (face amount of $2,250,000 and annual premium of $100,000). The owner of the policy is the Company. The agreement entitles Mr. Arneault or his beneficiary to an annual benefit, as defined, upon retirement, death or termination out of the cash value of the insurance policy, after the Company has recouped the aggregate amount of premiums paid. The benefits provided by the agreement were granted as additional benefits and not as part of any salary reduction plan or arrangement deferring a bonus or a salary increase.

    In February of 1999, the Company entered into an employment agreement with Robert A. Blatt. The agreement is for a term of five (5) years, calls for an annual base salary of $46,000 (subject to automatic annual cost of living increases of 5%) and additional compensation of $2,500 per day in the event Mr. Blatt performs additional services. The employment agreement also entitles Mr. Blatt to participate in the Company's various benefit plans for health insurance, life insurance and the like.

    In the event Mr. Blatt's employment is terminated by him for good reason, as defined, or by the Company other than for cause or a permanent and total disability, he will be entitled to the compensation otherwise payable to him under the employment agreement. In the event Mr. Blatt's employment is terminated in connection with a change in control of the Company, Mr. Blatt would be entitled to a cash severance payment equal to three times his annual base salary and payment by the Company of the next five annual premium payments for the insurance policy called for by the deferred compensation plan described below.

    In June of 1999, the Company entered into a deferred compensation agreement with Mr. Blatt. Pursuant to the agreement, the Company has purchased a life insurance policy on Mr. Blatt's life (face amount of $390,000 and annual premium of $25,000). The owner of the policy is the Company. The agreement entitles
Mr. Blatt or his beneficiary to an annual benefit, as defined, upon retirement, death or termination out of the cash value of the insurance policy, after the Company has recouped the aggregate amount of premiums paid. The benefits provided by the agreement were granted as additional benefits and not as part of any salary reduction plan or arrangement deferring a bonus or a salary increase.

    On February 1, 1999, the Company also entered into an employment agreement with Robert L. Ruben. Pursuant to the agreement, Mr. Ruben agreed to serve the Company as Assistant Secretary, Vice President, and Chairman of the Compensation Committee as well as Assistant Secretary and Vice President of Mountaineer
Park, Inc. and in such other offices and directorships of the Company and of its affiliates, for a five-year period ending on January 31, 2004. The agreement provides for an annual base salary of $46,000 per year (subject to automatic annual cost of living increases of 5%) and such cash bonuses and other benefits as the Compensation Committee of the Board of Directors may periodically award in its discretion based on Mr. Ruben's performance. Pursuant to the Agreement, in June of 1999, the Company also entered into a deferred compensation agreement with Mr. Ruben whereby the Company will purchase a life insurance policy on Mr. Ruben's life (annual premium of $25,000). The owner of the policy will be the Company. Mr. Ruben will also be entitled to an annual benefit, as defined, upon retirement, death or termination out of the cash value of the insurance policy (after the Company recoups the aggregate amount paid in premiums). The benefits provided by the deferred compensation agreement were granted to Mr. Ruben as additional benefits and not as part of any salary reduction plan or arrangement deferring a bonus or a salary increase.

STOCK PERFORMANCE GRAPH

    The following graph demonstrates a comparison of cumulative total returns of the Company, the NASDAQ Market Index (which is considered to be a broad index) and an industry peer group index based upon companies which are publicly traded with the same four digit standard industrial classification code ("SIC") as the Company (SIC 7999--Amusement and Recreational Services) for the past five years. The beginning date for the graph is January 1, 1995. The following graph assumes $100 invested in each of the above groups and the reinvestment of dividends.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG MTR GAMING GROUP, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      MTR GAMING GROUP, INC.  SIC CODE INDEX  NASDAQ MARKET INDEX
1994                  100.00          100.00               100.00
1995                   63.16          144.22               129.71
1996                   84.21          151.06               161.18
1997                  168.42          157.67               197.16
1998                  205.26          117.00               278.08
1999                  257.89          147.91               490.46

DOLLARS

COMPANY                                         1994       1995       1996       1997       1998       1999
-------                                       --------   --------   --------   --------   --------   --------
MTR Gaming Group, Inc.......................   100.00      63.16      84.21     168.42     205.26     257.89
Industry Index..............................   100.00     144.22     151.06     157.67     117.00     147.91
NASDAQ Market Index.........................   100.00     129.71     161.18     197.16     278.08     490.46

------------------------

(1) The peer group consists of the following companies: American Wagering, Inc.; Argosy Gaming Co.; Boyd Gaming Corp.; Dover Downs Entertainment; Gametech International, Inc,; Imax Corp.; Isle of Capris Casinos; JJC Holding Company; Lady Luck Gaming Corp.; Lakes Gaming, Inc.; Leisure Time Casinos & Resorts; Littlefield Corporation; MGM Grand, Inc.; Multimedia Games Inc.; Quintel Communications, Inc.; Sands Regent; TBA Entertainment Corp.; Ticketmaster Online; Tickets.com, Inc.; Vail Resorts Inc.; and Youbet.com, Inc.

COMPENSATION OF DIRECTORS

    Directors who are employees of the Company do not receive compensation for attendance at Board meetings, but are entitled to reimbursement for expenses that they incur in attending such meetings.

    On February 18, 1998, the Company entered into separate agreements with Mr. Stanton and Mr. Fugazy to provide certain compensation for their services on the Company's Board of Directors. Specifically, each agreement provided for:
(i) the grant of options to purchase 25,000 shares of common stock of the Company for each year of service; (ii) the registration by the Company, at its sole cost, of the shares underlying such options by including such shares in any registration statement the Company determines to file with the Securities and Exchange Commission with respect to employee compensation; (iii) the adjustment of the terms of such options in certain events as set forth in the agreement; and (iv) a fee of $2,500 for each regular meeting of the Board, audit committee or shareholders attended and reimbursement of expenses for travel, food and lodging incurred in attending such meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    On November 8, 1995, the Board voted to form an executive compensation committee consisting of Mr. Ruben and Mr. Blatt, (the "Committee"). The Committee is authorized to review all compensation matters involving directors and executive officers and Committee approval is required for any compensation to be paid to executive officers or directors who are employees of the Company. As a matter of policy and to assure compliance with Rule 16b-3(d)(1) of the Securities Exchange Act of 1934, the decisions of the Compensation Committee are subject to ratification by a majority of the Board. Both Messrs. Blatt and Ruben serve as officers and directors of the Company and of Mountaineer Park.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    POLICY

    The Committee's decisions with respect to executive compensation will be guided by the general principle that compensation be designed: (i) to assure that the Company's executives receive fair compensation relative to their peers at similar companies; (ii) to assure that the Company's shareholders are receiving fair value for the compensation paid to the Company's executives; and
(iii) to allow the Company to secure and retain the services of high quality executives.

    The Company's compensation program will consist of three elements: a base salary; annual incentives in the form of cash or restricted stock bonuses; and long-term incentives in the form of stock options. The Committee believes that annual incentives, or bonuses, should be used to reward an executive for exceptional performance. The determination of what constitutes exceptional performance is generally a subjective judgment by the Committee based on the executive's contribution to the Company's revenues, legislative and regulatory efforts, recruitment of high quality personnel, elevating public awareness and perception of the Company's gaming and resort businesses, and development of the Company's prospects. With respect to compensation for the Company's current CEO, performance bonuses are calculated pursuant to a formula tied to increases in the Company's gross operating revenues, subject to certain conditions and limitations.

    Stock options allow the Company to motivate executives to increase stockholder value. This type of incentive also allows the Company to recruit members of the management team whose contributions and skills are important to its long-term success. The Committee intends to employ a combination of cash incentives, stock and option awards.

    CHIEF EXECUTIVE OFFICER COMPENSATION; EMPLOYMENT AGREEMENT.

    During the fiscal year ended December 31, 1999, Mr. Arneault's base salary and bonuses were based upon a February 1999 employment agreement. The performance bonus is based upon an objective formula tied to increases in the Company's gross operating revenue, subject to certain conditions and limitations. In addition, in 1999, the Committee recommended, and the Board approved, grants to Mr. Arneault of non-qualified options to purchase 500,000 shares of the Company's common stock at the fair market value on the date of grant of $2.00 per share. The Committee believed that the total compensation was warranted by Mr. Arneault's overall performance and in particular his pivotal role in the continued growth of the Company's West Virginia business.

                                        Respectfully submitted,

                                        Robert A. Blatt
                                        Robert L. Ruben

                              CERTAIN TRANSACTIONS

    In August of 1998, in connection with the exercise of options to purchase 378,415 shares of the Company's common stock, the Company's President and CEO, Edson Arneault, delivered to the Company a promissory note for approximately $461,000. The note is a full recourse obligation and was originally due on or before August 1999 and bears interest at an annual rate of 8.5%. In 1999, Mr. Arneault paid the interest then due on the note, and the Company agreed to extend the note to August 2000. Also in August of 1999, in connection with the exercise of options to purchase 141,334 shares of common stock, Mr. Arneault delivered a promissory note for approximately $150,000. This note is a full recourse obligation due on or before August 2000 and bears interest at an annual rate of 8.0%. Mr. Arneault has pledged the 519,749 shares purchased in connection with such exercises to secure repayment of the notes.

    Mr. Robert Ruben, an officer and member of the Company's board, is a member of the law firm Ruben & Aronson, LLP, which has performed legal services for the Company. The Company and Ruben & Aronson anticipate that the law firm will perform legal services for the Company in the future. During the fiscal year ended December 31, 1999, the Company paid Ruben & Aronson the sum of $592,000 for legal services.

    The Company anticipates that during the fiscal year ending December 31, 2000 it will pay Century Well Services, Inc. ("Century") more than $60,000 for drilling and other earth moving services in connection with improvements and maintenance at the Woodview Golf Course. Century is an affiliate of Edson Arneault, the Company's president and chief executive officer. To date, Century has been the low bidder in a competitive bidding process with respect to services it has provided. Accordingly, the Company believes that its dealings with Century have been on terms no less favorable than the Company could reasonably have obtained from a non-affiliate.

                        RATIFICATION OF ADOPTION OF 2000
                              STOCK INCENTIVE PLAN

    The Company's Board of Directors has adopted, subject to the approval of the Company's stockholders, the Company's 2000 Stock Incentive Plan (the "Plan"). The Board has reserved 825,000 shares of the Company's Common Stock for issuance pursuant to the exercise of options issued under the Plan. A copy of the proposed Plan is attached as Exhibit B.

SUMMARY OF THE PLAN

    Under the terms of the Plan, the Board or a Committee designated by the Board may issue options or shares of stock to those persons whom the Board deems to be "key employees" of the Company or any of its subsidiaries and who may include officers and directors of the Company and to consultants and directors who are not employees of the Company. However, no director may vote upon the grant to himself. The awards to be granted under the Plan may be incentive stock options eligible for favored treatment under Section 422 of the Internal Revenue Code of 1986 (the "Code"), non-qualified options that are not eligible for such treatment or stock of the Company which may be subject to contingencies or restrictions. Approximately twenty employees, officers and directors of the Company are currently eligible to participate in the Plan.

    The exercise price for any incentive stock option ("ISO") may not be less than 100% of the fair market value of the stock on the date the option is granted, except that with respect to a participant who owns more than 10% of the Company's common stock the exercise price must be not less than 110% of fair market value. The exercise price of any non-qualified option shall be in the sole discretion of the Committee. The aggregate fair market value of the shares that may be subject to any ISO granted to any participant may not exceed $100,000. There is no comparable limitation with respect to non-qualified stock options.

    The term of all options granted under the Plan will be determined by the Committee in its sole discretion; PROVIDED, HOWEVER, that the term of each ISO shall not exceed 10 years from the date of grant thereof; and FURTHER, PROVIDED, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall not exceed five years from the date of grant.

    The right of exercise will be cumulative, so that shares that are not purchased in one year may be purchased in a subsequent year. The options may not be assigned. Upon exercise of any option, in whole or in part, payment in full is required (unless the applicable award contract permits installment payments) for the number of shares purchased. Payment may be made in cash, by delivery of shares of the Company's common stock of equivalent fair market value (in which case reload options will be issued) or by any other form of legal consideration that is acceptable to the Board.

    In addition to ISOs and non-qualified options, the Plan permits the Committee, consistent with the purposes of the Plan, to grant shares of Common Stock to such key employees (including officers and directors who are key employees) of, or consultants to, the Company or any of its Subsidiaries, as the Committee may determine, in its sole discretion. The grant may require the holder to pay such price per share therefor, if any, as the Committee may determine. Such shares may be subject to such contingencies and restrictions as the Committee may determine.

    If an employee's employment is terminated by reason of death or disability, either the employee or his or her beneficiary will have the right for one year to exercise the option to the extent the option was exercisable on the date of death or disability. If a Plan participant's relationship with the Company is terminated by reason other than death or disability and other than for cause or without the Company's consent (in which case the option shall terminate immediately), he or she may, for a period of three months, exercise the option to the extent that it was exercisable on the date of termination, but in no event after the date the award would otherwise have expired; PROVIDED, HOWEVER, that in the event an employee's employment is terminated in connection with a change in control of the Company, then the employee will have the right to exercise the option until the date the award otherwise have expired.

    The Plan will be administered by the Board, which is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to determine the employees to whom, and the time, terms and conditions under which, options may be granted. The Board is also authorized to adjust the number of shares available under the Plan, the number of shares subject to outstanding options and the option prices to take into account the Company's capitalization by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of shares or otherwise.

    The Board may amend, suspend or terminate the Plan in any respect at any time. However, no amendment may (i) increase the number of shares reserved for options under the Plan, (ii) modify the requirements for participation in the Plan, or (iii) modify the Plan in any way that would require stockholder approval under the rules and regulations under the Securities Exchange Act of 1934.

FEDERAL INCOME TAX CONSEQUENCES

    Under current Federal law, no taxable income will be recognized by the recipient of an incentive stock option within the meaning of Section 422 of the Code upon either the grant or exercise of the incentive stock option (provided the exercise occurs while the participant is an employee of the Company or within three months after termination of employment), nor will a deduction be allowed the Company by reason of the grant or exercise, provided the employee does not dispose of the shares issued upon exercise within two years from the date the option was granted and within one year from the date the shares were issued. If the recipient fails to satisfy these holding period requirements, the difference between the amount realized upon disposition of the shares and the adjusted basis of the shares is includible as compensation in the recipient's gross income and the Company will be entitled to a deduction in that amount.

    Under current law, the holder of a non-qualified stock option is taxable at the time of exercise on the difference between the exercise price and the fair market value of the shares on the date of exercise. Upon disposition of the stock, the stockholder is taxable upon the difference between the basis of the stock (which is equal to the fair market value at the time the option was exercised) and the amount realized upon the disposition.

    A grant of shares of common stock that is subject to no vesting restrictions will result in taxable income for federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares awarded. The Company would be entitled to a corresponding deduction at that time for the amount included in the recipient's income.

    Generally, a grant of shares of common stock under the Plan subject to vesting and transfer restrictions will not result in taxable income to the recipient for federal income tax purposes or a tax deduction to the Company in the year of the grant. The value of the shares will generally be taxable to the recipient as compensation income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions terminate. Any recipient, however, may elect pursuant to section 83(b) of the Code to treat the fair market value of the shares on the date of such grant as compensation income in the year of the grant of restricted shares, provided the recipient makes the election within 30 days after the date of the grant. In any case, the Company will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the recipient's income in the year in which that amount is so included.

    The Board believes the Plan will further the growth and development of the Company by issuing options to certain key employees as an incentive for stock ownership. It is contemplated that the Plan will provide such persons with increased interest in the Company's success as they increase their proprietary stake in the Company.

AWARDS GRANTED UNDER THE PLAN

    Subject to stockholder approval of the Plan, the Board granted options under the Plan in March of 2000 to the Company's Chief Executive Officer, two current directors who are executive officers, the Company's secretary, and a group of eleven employees and two consultants who are not executive officers. If the Plan is not approved by the Company's stockholders on or before March 13, 2001, the Plan and any grants thereunder shall terminate. The following table shows the options granted under the new Plan in March of 2000.

             OPTIONS GRANTED UNDER THE 2000 STOCK INCENTIVE PLAN(1)

                                                              SECURITIES UNDERLYING
                                                                   OPTIONS (2)
                                                              ---------------------
Edson R. Arneault...........................................         300,000
Robert A. Blatt.............................................         150,000
Robert L. Ruben.............................................         150,000
Mary Jo Needham.............................................          20,000
Rose Mary Williams..........................................          30,000
All Current Executive Officers as a group (4 persons).......         650,000
All employees and consultants who are not Executive Officers
  as a group (13 persons)...................................         145,000

------------------------

(1) As of July 20, 2000, the market value of the securities underlying the options is $5.4063 per share of common stock. The Company will receive no consideration for the granting of the options.

(2) The options to purchase common stock of the Company are exercisable, subject to stockholder approval, as of the grant date, March 13, 2000, and for a period of ten years thereafter at a price per share of $2.50, the fair market value on the date of grant.

    The favorable vote, either in person or by proxy, of the holders of a majority of the common shares is necessary for the adoption of the Plan. The Board recommends a vote FOR the adoption of the Plan.

                     RATIFICATION OF SELECTION OF AUDITORS

    The Board has selected the firm of BDO Seidman, LLP ("BDO"), independent public accountants, to serve as auditors for the fiscal year ending
December 31, 2000, subject to ratification by the stockholders. BDO commenced its service as the Company's auditor in the first quarter of 1999.

    The Board recommends a vote FOR ratification of this selection.

    A member of BDO is expected to be present at the Annual Meeting.

    Effective February 1, 1999, in connection with the Company's engagement of BDO, Corbin & Wertz ("Corbin") was dismissed from its engagement as independent accountants for the Company. Corbin's report for the past two years did not contain any adverse opinion or disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The Company's decision to dismiss Corbin and engage BDO was approved by the Audit Committee of the Company's Board of Directors.

    During the Company's two most recent fiscal years and any subsequent interim period preceding Corbin's dismissal, there were no disagreements with Corbin on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Corbin would have caused it to make reference to the subject matters of the disagreements in connection with its report.

    During the Company's two most recent fiscal years and any subsequent interim period preceding this report, Corbin did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

    The Company engaged BDO as the independent accountants of the Company as approved by the Audit Committee of the Company's Board of Directors effective February 1, 1999. Prior to the engagement of BDO there were no consultations by the Company with BDO relating to disclosable disagreements with Corbin, how accounting principles would be applied by BDO to a specific transaction, or the type of opinion BDO might render. The Company has afforded BDO an opportunity to furnish a letter to the Commission with its comments.

    The Company has provided Corbin with a copy of the foregoing disclosures and has requested in writing that Corbin furnish it with a letter addressed to the SEC stating whether or not it agrees with such disclosures. A copy of Corbin's letter stating that it does not disagree with such disclosures is attached hereto as Exhibit C.

                             FINANCIAL INFORMATION

    The Financial Statements of the Company included in the Company's Annual Report to Stockholders that accompanies this Proxy Statement are incorporated herein by reference.

                                 OTHER MATTERS

STOCKHOLDER PROPOSALS FOR NEXT MEETING

    Proposals of stockholders intended for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2000 must be received by the Company's executive offices not later than

March 20, 2001. Proponents should submit their proposals by Certified Mail--Return Receipt Requested. Proposals received after that dated will be deemed untimely.

NOTICE REGARDING ABANDONED PROPERTY LAW OF NEW YORK STATE

    The Company has been informed by its Transfer Agent, Continental Stock Transfer & Trust Company, that New York State now requires the Company's Transfer Agent to report and escheat all shares held by the Company's record shareholders if there has been no written communication received from the shareholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their shareholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent's possession, and even though the shareholder's address of record is apparently correct.

    The Transfer Agent has advised the Company that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident shareholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those shareholders who have not contacted the Transfer Agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent's files, but those who do not respond will have their shares escheated. Shareholders will be able to apply to New York State for the return of their shares.

    Accordingly, shareholders that may be subject to New York's Abandoned Property Law should make their inquiries and otherwise communicate, with respect to the Company, in writing. Shareholders should contact their attorneys with any questions they may have regarding this matter.

NO OTHER BUSINESS

    Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.

July 24, 2000                                      MTR GAMING GROUP, INC.
                                             Rose Mary Williams, Secretary

                                   EXHIBIT A
                                 CHARTER OF THE
                             MTR GAMING GROUP, INC.
                                AUDIT COMMITTEE
                                   JUNE, 2000

    The Audit Committee of the Board of Directors of MTR Gaming Group, Inc. (the "Audit Committee," the "Board" and "MTR" or the "Company," respectively), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

    The Audit Committee will be comprised of three or more directors as determined by the Board. The members of the Audit Committee will meet the independence and experience requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"). The members of the Audit Committee will be elected annually at the organizational meeting of the full Board held in August, and will be listed in the annual report to shareholders. Any interim vacancies will also be filled by the Board. One of the members of the Audit Committee will be elected Audit Committee Chair by the Board.

RESPONSIBILITY

    The Audit Committee is a committee of the Board, as defined by Delaware corporate law. The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission ("SEC" or "Commission"); (ii) the system of internal controls that management has established; and (iii) the internal and external audit processes of MTR. In addition, the Audit Committee provides an avenue for communication between internal audit personnel, MTR's independent auditors, financial management and the Board. The Audit Committee should have a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Audit Committee, and that the ultimate accountability of the independent auditors is to the Board and the Audit Committee. The Audit Committee will make regular reports to the Board concerning its activities.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

    Subject to the prior approval of the Board, the Audit Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Audit Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Audit Committee.

MEETINGS

    The Audit Committee is to meet at least four times annually and as many additional times as the Audit Committee deems necessary. Content of the agenda for each meeting should be cleared by the Audit Committee Chair. The Audit Committee is to meet in separate executive sessions with the chief financial officer, independent auditors and internal audit personnel at least once each year and at other times when considered appropriate.

ATTENDANCE

    Audit Committee members will strive to be present at all meetings, although action may be taken by a majority of the Audit Committee members at a meeting. As necessary or desirable, the Audit Committee Chair may request that members of management and representatives of the independent auditors and internal audit personnel be present at Audit Committee meetings. Waiver, notice and adjournment of Audit Committee meetings shall be conducted in same manner as meetings of the Board.

SPECIFIC DUTIES

    - Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable Nasdaq Audit Committee Requirements.

    - Review with the Company's management, internal audit personnel and independent auditors the Company's accounting and financial reporting controls. Obtain annually in writing from the independent auditors their letter as to the adequacy of such controls.

    - Review with the Company's management, internal audit personnel and independent auditors significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

    - Review the scope and general extent of the independent auditors' annual audit. The Audit Committee's review should include an explanation from the independent auditors of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent auditors should confirm to the Audit Committee that no limitations have been placed on the scope or nature of their audit procedures. The Audit Committee will review annually with management the fee arrangement with the independent auditors.

    - Review the scope and general extent of the independent auditors' annual audit. The Audit Committee's review should include an explanation from the independent auditors of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent auditors should confirm to the Audit Committee that no limitations have been placed on the scope or nature of their audit procedures. The Audit Committee will review annually with management the fee arrangement with the independent auditors.

    - Inquire as to the independence of the independent auditors and obtain from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company as contemplated by Independence Standards Board No. 1, Independence Discussions with Audit Committees.

    - Have a predetermined arrangement with the independent auditors that they will advise the Audit Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q or 10-K. Also receive written confirmation provided by the independent auditors at the end of each of the first three quarters of the year that they have nothing to report to the Audit Committee, if that is the case, or the written enumeration of required reporting issues.

    - At the completion of the annual audit, the Audit Committee shall review with management, internal audit personnel and the independent auditors the following:

       - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

       - Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

       - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit, and specifically ask the independent auditors about:

           - the cooperation received during their audit, including access to all requested records, data and information.

           - whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

       - Other communications as required to be communicated by the independent auditors by Statement of Auditing Standards ("SAS") 61 as amended by SAS 90 relating to the conduct of the audit.

       - Any written communication provided by the independent auditors concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

    - After preparation by management and review by internal audit personnel and independent auditors, approve the report required under SEC rules to be included in the Company's annual proxy statement. This Charter is to be published as an appendix to the proxy statement or annual report at least once every three years.

    - Discuss with the independent auditors the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

    - Meet with management, internal audit personnel and the independent auditors to discuss any relevant significant recommendations that the independent auditors may have, particularly those characterized as "material' or "serious'. Typically, such recommendations will be presented by the independent auditors in the form of a Letter of Comments and Recommendations to the Audit Committee. The Audit Committee should review responses of management to the Letter of Comments and Recommendations from the independent auditors and receive follow-up reports on action taken concerning the aforementioned recommendations.

    - Recommend to the Board the selection, retention or termination of the Company's independent auditors.

    - Review the appointment and replacement of the senior internal audit executive.

    - Review with management, internal audit personnel and the independent auditors the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

    - Generally, as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

    - As the Audit Committee may deem appropriate, obtain, weigh and consider expert advice as to the Audit Committee and relevant rules of the Nasdaq Stock Market, (which are attached as Schedule A) and other accounting, legal and regulatory provisions.

                                   SCHEDULE A
                                  NASDAQ RULES
                           GOVERNING AUDIT COMMITTEES
                              OF LISTED COMPANIES

    Rule 4460 Non-Quantitative Designation Criteria for Issuers Excepting Limited Partnerships

                                     * * *

    (d) Audit Committee:

        (2)(A) Each issue must have, and certify that it has and will continue to have, an audit committee of at least three members, comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. Additionally, each issuer must certify that it has, and will continue to have, at least one member of the audit committee that has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibility.

        (2)(B) Notwithstanding paragraph (i), one director whose is not independent as defined in Rule 4200, and is not a current employee or an immediate family member of such employee, may be appointed to the audit committee, if the membership on the committee by the individual is required by the best interests of the corporation and its shareholders, and the board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reason for that determination.

    Rule 4200. Definitions

    (a) For the purposes of the Rule 4000 Series, unless the context requires otherwise--

                                       * * *

        14) "Independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The following persons shall not be considered independent:

           (A) a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

           (B) a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

           (C) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

           (D) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

           (E) a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

                                         * * *

                                   EXHIBIT B
                           2000 STOCK INCENTIVE PLAN
                                       OF
                             MTR GAMING GROUP, INC.

    1. PURPOSES OF THE PLAN. This stock incentive plan (the "Plan") is designed to provide an incentive to key employees (including directors and officers who are key employees) and to consultants and directors who are not employees of MTR GAMING GROUP, INC., a Delaware corporation (the "Company"), or any of its Subsidiaries (as defined in Paragraph 17), and to offer an additional inducement in obtaining the services of such persons. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options which do not qualify as ISOs ("NQSOs"), and stock of the Company which may be subject to contingencies or restrictions (collectively, "Awards"). The Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

    2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 10, the aggregate number of shares of Common Stock, $.0001 par value per share, of the Company ("Common Stock") for which Awards may be granted under the Plan shall not exceed 825,000. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 11, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable or a restricted stock Award which for any reason is forfeited, shall again become available for the granting of Awards under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors or a committee of the Board of Directors consisting of not less than two directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 (as defined in Paragraph 17) (collectively, the "Committee"). Unless otherwise provided in the By-laws of the Company or by resolution of the Board of Directors, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine: the key employees, consultants and directors who shall be granted Awards; the type of Award to be granted; the times when an Award shall be granted; the number of shares of Common Stock to be subject to each Award; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment thereof; whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the price, if any, to be paid for a share Award; the form of payment of the exercise price of an option; whether to restrict the sale or other disposition of a stock Award or the shares of Common Stock acquired upon the exercise of an option and, if so, to determine whether such contingencies and restrictions have been met and whether and under what conditions to waive any such contingency or restriction; whether and under what conditions to subject all or a portion of the grant or exercise of an option, the vesting of a stock Award or the shares acquired pursuant to the exercise of an option to the fulfillment of certain contingencies or restrictions as specified in the contract referred to in Paragraph 9 hereof (the "Contract"), including without limitation, contingencies or restrictions relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent (as defined in Paragraph 17), to financial objectives for the Company, any of its Subsidiaries or a Parent, a division of any of the foregoing, a product line or other category, and/or to the period of continued employment of the Award holder with the Company, any of its Subsidiaries or a Parent, and to determine whether such contingencies or restrictions have been met; whether an Award holder is Disabled (as defined in Paragraph 17); the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold taxes or other amounts; the Fair Market Value (as defined in Paragraph 17) of a share of Common Stock; to construe the respective Contracts and the Plan; with the consent of the Award holder, to cancel or modify an Award, PROVIDED, that the modified provision is permitted to be included in an Award granted under the Plan on the date of the modification, and FURTHER, PROVIDED, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such Award as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision which under Rule 16b-3 requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders to be exempt (unless otherwise specifically provided herein); and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any Award granted under the Plan or any Contract shall be determined unilaterally by the Committee in its sole discretion. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties. No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan or any Award or Contract hereunder. Prior to the creation and designation of the Committee by the Board of Directors, all powers and authority allocated hereby to the Committee shall be allocated to the Board of Directors and all references to the Committee shall be deemed to be references to the Board of Directors.

    4.  OPTIONS

    (a) GRANT. The Committee may from time to time, consistent with the purposes of the Plan, grant options to such key employees (including officers and directors who are key employees) of, and consultants to, the Company or any of its Subsidiaries, and such Outside Directors, as the Committee may determine, in its sole discretion. Such options granted shall cover such number of shares of Common Stock as the Committee may determine, in its sole discretion, as set forth in the applicable Contract; PROVIDED, HOWEVER, THAT THE MAXIMUM NUMBER OF SHARES SUBJECT TO OPTIONS THAT MAY BE GRANTED TO ANY EMPLOYEE DURING ANY CALENDAR YEAR UNDER THE PLAN (THE "162(M) MAXIMUM") SHALL BE 350,000 SHARES; AND FURTHER, PROVIDED, that the aggregate Fair Market Value (determined at the time the option is granted) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, of any of its Subsidiaries or of a Parent, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Such ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

    (b) EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Committee, in its sole discretion, as set forth in the applicable Contract; PROVIDED, HOWEVER, that the exercise price per share of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the date of grant; and FURTHER, PROVIDED, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price per share of such ISO shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

    (c) TERM. The term of each option granted pursuant to the Plan shall be determined by the Committee, in its sole discretion, and set forth in the applicable Contract; PROVIDED, HOWEVER, that the term of each ISO shall not exceed 10 years from the date of grant thereof; and FURTHER, PROVIDED, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall not exceed five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

    (d) EXERCISE. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its then principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due upon exercise if the Contract permits installment payments)
(a) in cash or by certified check or (b) if the applicable Contract permits, with previously acquired shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate exercise price of all options being exercised, or with any combination of cash, certified check or shares of Common Stock having such value. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments, including any required withholding, have been made.

    The Committee may, in its sole discretion, permit payment of all or a portion of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

    An optionee entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate for such shares or, in the case of uncertificated shares, until an entry is made on the books of the Company's transfer agent representing such shares; PROVIDED, HOWEVER, that until such stock certificate is issued or book entry is made, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

    In no case may an option be exercised with respect to a fraction of a share of Common Stock. In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

    (e) RELOAD OPTIONS. An optionee who, at a time when he is eligible to be granted options under the Plan, uses previously acquired shares of Common Stock to exercise an option granted under the Plan (the "prior option"), shall, upon such exercise, be automatically granted an option (the "reload option") to purchase the same number of shares of Common Stock so used (or if there is not a sufficient number of shares available for grant under the Plan remaining, such number of shares as are then available). Such reload options shall be of the same type and have the same terms as the prior option (except to the extent inconsistent with the terms of the Plan); PROVIDED, HOWEVER, that the exercise price per share of the reload option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the reload option, and FURTHER, PROVIDED, that if the prior option was an ISO and at the time the reload option is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price per share shall be equal to 110% of the Fair Market Value of a share of Common Stock on the date of grant and the term of such option shall not exceed five years.

    5. RESTRICTED STOCK. The Committee may from time to time, consistent with the purposes of the Plan, grant shares of Common Stock to such key employees (including officers and directors who are key employees) of, or consultants to, the Company or any of its Subsidiaries, as the Committee may determine, in its sole discretion. The grant may cover such number of shares as the Committee may determine, in its sole discretion, and require the Award holder to pay such price per share therefor, if any, as the Committee may determine, in its sole discretion. Such shares may be subject to such contingencies and restrictions as the Committee may determine, as set forth in the Contract. Upon the issuance of the stock certificate for a share Award, or in the case of uncertificated shares, the entry on the books of the

Company's transfer agent representing such shares, notwithstanding any contingencies or restrictions to which the shares are subject, the Award holder shall be considered to be the record owner of the shares, and subject to the contingencies and restrictions set forth in the Award, shall have all rights of a stockholder of record with respect to such shares, including the right to vote and to receive distributions. Upon the occurrence of any such contingency or restriction, the Award holder may be required to forfeit all or a portion of such shares back to the Company. The shares shall vest in the Award holder when all of the restrictions and contingencies lapse. Accordingly, the Committee may require that such shares be held by the Company, together with a stock power duly endorsed in blank by the Award holder, until the shares vest in the Award holder.

    6. TERMINATION OF RELATIONSHIP. Except as may otherwise be expressly provided in the applicable Contract, if an Award holder's relationship with the Company, its Subsidiaries and Parent as an employee or a consultant has terminated for any reason (other than as a result of his death or Disability), the Award holder may exercise the options granted to him as an employee of, or consultant to, the Company or any of its Subsidiaries, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the Award would otherwise have expired; PROVIDED, HOWEVER, that if such relationship is terminated either (a) for Cause (as defined in Paragraph 17), or (b) without the consent of the Company, such option shall terminate immediately; and PROVIDED FURTHER that in the event an employee's employment is terminated in connection with a change in control of the Company, then the employee will have the right to exercise the option until the date the award otherwise have expired.

    For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and the Company, any of its Subsidiaries or a Parent if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company, any of its Subsidiaries or a Parent is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

    Except as may otherwise be expressly provided in the applicable Contract, options granted under the Plan shall not be affected by any change in the status of the Award holder so long as he continues to be an employee of, or a consultant to, the Company, or any of its Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

    Except as may otherwise be expressly provided in the applicable Contract, if an Award holder's relationship with the Company as an Outside Director ceases for any reason (other than as a result of his death or Disability) then options granted to such holder as an Outside Director may be exercised, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the Award would otherwise have expired; PROVIDED, HOWEVER, that if such relationship is terminated for Cause, such Award shall terminate immediately. An Award granted to an Outside Director, however, shall not be affected by the Award holder becoming an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent.

    Except as may otherwise be expressly provided in the Contract, upon the termination of the relationship of an Award holder as an employee of, or consultant to, the Company, and its Subsidiaries and Parent, or as an Outside Director, for any reason (including his death or Disability), the share Award shall cease any further vesting and the unvested portion of such Award as of the date of such termination shall be forfeited to the Company for no consideration.

    Nothing in the Plan or in any Award granted under the Plan shall confer on any Award holder any right to continue in the employ of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or as a director of the Company, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the Award holder's relationship at any time for any reason whatsoever without liability to the Company, any of its Subsidiaries or a Parent.

    7. DEATH OR DISABILITY. Except as may otherwise be expressly provided in the applicable Contract, if an Award holder dies (a) while he is an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent, (b) within three months after the termination of such relationship (unless such termination was for Cause or without the consent of the Company), or (c) within one year following the termination of such relationship by reason of his Disability, the options that were granted to him as an employee of, or consultant to, the Company or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as defined in Paragraph 17) at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

    Except as may otherwise be expressly provided in the applicable Contract, if an Award holder's relationship as an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent has terminated by reason of his Disability, the options that were granted to him as an employee of, or consultant to the Company or any of its Subsidiaries may be exercised, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

    Except as may otherwise be expressly provided in the applicable Contract, if an Award holder's relationship as an Outside Director terminates as a result of his death or Disability, the options granted to him as an Outside Director may be exercised, to the extent exercisable on the date of such termination, at any time within one year after the date of termination, but not thereafter and in no event after the date the Award would otherwise have expired. In the case of the death of the Award holder, the Award may be exercised by his Legal Representative.

    8. COMPLIANCE WITH SECURITIES LAWS. It is a condition to the issuance of any share Award and exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such grant or exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any Award under the Securities Act or to keep any Registration Statement effective or current.

    The Committee may require, in its sole discretion, as a condition to the receipt of an Award or the exercise of any option that the Award holder execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Committee, which the Committee determines are necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirement, including, without limitation, that (a) the shares of Common Stock to be received under the Award or issued upon the exercise of the option are being acquired by the Award holder for his own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such Award holder will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Award holder shall prior to any offer of sale or sale of such shares of Common Stock provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

    In addition, if at any time the Committee shall determine, in its sole discretion, that the listing or qualification of the shares of Common Stock subject to any Award or option on any securities exchange,

Nasdaq or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an Award or the issuing of shares of Common Stock thereunder, such Award may not be granted and such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

    9. AWARD CONTRACTS. Each Award shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the Award holder, and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee. The terms of each Award and Contract need not be identical.

    10. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provision of the Plan, in the event of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding Award, the exercise price of each option, any contingencies and restrictions based on the number or kind of shares, and the 162(m) Maximum shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to Awards without payment therefor.

    In the event of (a) the liquidation or dissolution of the Company, (b) a merger in which the Company is not the surviving corporation or a consolidation, or (c) any transaction (or series of related transactions) in which (i) more than 50% of the outstanding Common Stock is transferred or exchanged for other consideration, or (ii) shares of Common Stock in excess of the number of shares of Common Stock outstanding immediately preceding the transaction are issued (other than to stockholders of the Company with respect to their shares of stock in the Company), any outstanding options, unvested stock shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

    11. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on March 13, 2000. No ISO may be granted under the Plan after March 12, 2010. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, to comply with the provisions of Rule 16b-3, Section 162(m) of the Code, or any change in applicable law, regulations, rulings or interpretations of any governmental agency or regulatory body; PROVIDED, HOWEVER, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would (a) except as contemplated in Paragraph 10, increase the maximum number of shares of Common Stock for which Awards may be granted under the Plan or the 162(m) Maximum, (b) change the eligibility requirements to receive Awards hereunder, or (c) make any change for which applicable law, regulation, ruling or interpretation by the applicable governmental agency or regulatory authority requires stockholder approval. No termination, suspension or amendment of the Plan shall adversely affect the rights of any Award holder under an Award without his prior consent. The power of the Committee to construe and administer any Awards granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

    12. NON-TRANSFERABILITY. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the Award holder, only by him or his Legal Representatives. Except as may otherwise be expressly provided in the Contract, a stock Award, to the extent not vested, shall not be transferable otherwise than by will or the laws of descent and distribution. Except to the extent provided above, Awards may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void AB INITIO and of no force or effect; PROVIDED, HOWEVER, that a contract may provide that non-qualified Awards may be donated to charity or assigned to a family trust or similar estate planning vehicle.

    13.  WITHHOLDING TAXES. The Company, a Subsidiary or Parent may withhold
(a) cash, or (b) with the consent of the Committee, shares of Common Stock to be issued under a stock Award or upon exercise of an option having an aggregate Fair Market Value on the relevant date, or a combination of cash and shares having such value, in an amount equal to the amount which the Committee determines is necessary to satisfy the obligation of the Company, any of its Subsidiaries or a Parent to withhold federal, state and local taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an Award, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand.

    14. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued under a stock Award or upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, (b) implement the provisions of the Plan or any agreement between the Company and the Award holder with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in
Section 421(b) of the Code, of the shares of Common Stock issued or transferred upon the exercise of an ISO granted under the Plan.

    The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock under a stock Award or upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

    15. USE OF PROCEEDS. The cash proceeds received upon the exercise of an option, or grant of a stock Award under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

    16. SUBSTITUTIONS AND ASSUMPTIONS OF AWARDS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new Awards for prior options, or restricted stock of a Constituent Corporation (as defined in Paragraph 17) or assume the prior options or restricted stock of such Constituent Corporation.

    17. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below:

        (a) "Cause" shall mean: (i) in the case of an employee or consultant, if there is a written employment or consulting agreement between the Award holder and the Company, any of its Subsidiaries or a Parent which defines termination of such relationship for cause, cause as defined in such agreement, and (ii) in all other cases, cause as defined by applicable state law.

        (b) "Constituent Corporation" shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Subsidiary or Parent of such corporation.

        (c) "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

        (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (e) "Fair Market Value" of a share of Common Stock on any day shall mean: (i) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (ii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on Nasdaq, and (A) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of Common Stock on such day on Nasdaq, or (B) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day on Nasdaq, or (iii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; PROVIDED, HOWEVER, that if clauses (i), (ii) and (iii) of this subparagraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of a share of Common Stock shall be determined by the Board of Directors by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

        (f) "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

        (g)  "Nasdaq" shall mean the Nasdaq Stock Market.

        (h) "Outside Director" shall mean a person who is a director of the Company, but on the date of grant is not an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent.

        (i)  "Parent" shall have the same definition as "parent corporation" in
    Section 424(e) of the Code.

        (j) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, as the same may be in effect and interpreted from time to time.

        (k) "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

    18. GOVERNING LAW; CONSTRUCTION. The Plan, the Awards and Contracts hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions that would defer to the substantive laws of another jurisdiction.

    Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

    19. PARTIAL INVALIDITY. The invalidity, illegality or unenforceability of any provision in the Plan, any Award or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

    20. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by a majority of the votes present in person or by proxy and entitled to vote hereon at the next duly held meeting of the Company's stockholders at which a quorum is present. No Award granted hereunder may vest or be exercised prior to such approval; PROVIDED, HOWEVER, that the date of grant of any Award shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before March 13, 2001, the Plan and any Awards granted hereunder shall terminate.

                                   EXHIBIT C

                                 CORBIN & WERTZ
               CERTIFIED PUBLIC ACCOUNTANTS BUSINESS CONSULTANTS
                           AN ACCOUNTANCY CORPORATION

February 4, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

    We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on February 1, 1999, to be filed by our former client, MTR Gaming Group, Inc. We agree with the statements contained in paragraphs
(a)(1)(i), (ii), (iii), (iv) and (v) made in response to that Item insofar as they relate to our firm.

                                                    /s/ CORBIN & WERTZ

                                          --------------------------------------
                                                      CORBIN & WERTZ
                                                    Irvine, California

       Century Centre - 2603 Main Street, Suite 600 - Irvine, CA 92614 -
                   Tel: (949) 756-2120 - FAX: (949) 756-9110

                                REVOCABLE PROXY
                             MTR GAMING GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 23, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Edson R. Arneault and Robert L. Ruben and each of them, with full power of substitution as the proxies of the undersigned to vote all the undersigned's shares of the Common Stock of MTR Gaming Group, Inc. (the "Corporation") at the Annual Meeting of the Corporation's Stockholders to be held at the Corporation's headquarters at the Mountaineer Racetrack & Gaming Resort, State Route 2, Chester, West Virginia 26034. on August 23, 2000 at 9:00 a.m. and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

  1.  ELECTION OF DIRECTORS
      FOR all nominees listed below / /                                              WITHHOLD AUTHORITY / /

  Edson R. Arneault  Robert L. Ruben  Robert A. Blatt  James V. Stanton  William
D. Fugazy, Jr.

    This proxy will be voted in the Election of Directors in the manner described in the Proxy Statement for the Annual Meeting of Stockholders. (INSTRUCTION: To withhold authority to vote for one or more individual nominees write such name or names in the space provided below.)

 2. PROPOSAL TO RATIFY THE ADOPTION OF THE CORPORATION'S 2000 STOCK INCENTIVE PLAN.

             / / FOR            / / AGAINST            / / ABSTAIN

 3. PROPOSAL TO CONFIRM THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

             / / FOR            / / AGAINST            / / ABSTAIN

 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                                                             DATED ------------- , 2000

                                                             --------------------------------------------------
                                                                                 Signature

                                                             --------------------------------------------------
                                                                         Signature if held jointly

                                                             Please sign exactly as name appears below. When
                                                             shares are held by joint tenants, both should
                                                             sign. When signing as attorney, executor,
                                                             administrator, trustee or guardian, please give
                                                             full title as such. If a corporation, please sign
                                                             in full corporate name by President or other
                                                             authorized person. If a partnership, please sign
                                                             in full partnership name by authorized person.
                                                             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                             PROMPTLY USING THE ENCLOSED ENVELOPE